Exhibit 23.1

UEN: T12LL1223B         GST Reg No : M90367663E

Tel: (65) 6227 5428

20 Maxwell Road, #11-09, Maxwell House, Singapore 069113

Website : www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration on Form F-3 of our report dated April 30, 2021, with respect to our audit of the consolidated financial statements of Meten Edtechx Education Group Ltd and its subsidiaries as of and for the year ended December 31, 2020.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

Very truly yours,

/s/ AUDIT ALLIANCE LLP
AUDIT ALLIANCE LLP

May 13, 2021